Exhibit 99.1

SearchMedia Announces First Quarter 2010 Preliminary Unaudited Financial Results

Shanghai, China, May 24, 2010 — SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, today provided preliminary unaudited financial results for the first quarter 2010 and an operational update.

Paul Conway, Chief Executive Officer, commented, “We are pleased with the progress that we made in the 2010 first quarter and into the 2010 second quarter. Because of the operational issues discovered earlier in the year, we continue to work towards finalization of our financial statements and filing of our 2009 Form 10-K and 2010 first quarter Form 10-Q, while we focus on growing the business in a prudent manner. On May 5, 2010, we submitted our plan of compliance to the NYSE Amex for their review with the goal of filing our 2009 Form 10-K within the NYSE Amex compliance deadline of July 21, 2010.”

“We have several transactions in progress that will create additional long-term revenue opportunities, diversify our service suite in China’s media sector, and enhance our national presence. The previously announced acquisition of another profitable billboard company continues to work its way through the government approval process and we expect it to close in the 2010 second quarter. We also signed a one-year cooperation agreement to provide bus advertisements which will begin delivering revenue contribution in the 2010 second quarter. Our pipeline for significant new concession and acquisition opportunities continues to grow. We intend to continue to pursue accretive opportunities in China’s growing outdoor advertising sector as we look for additional means to enhance our revenues, reduce costs and increase profitability.

“In addition, we have entered into multi-year agreements with two additional subsidiaries for a total of five this year which provide further incentives to subsidiary management to focus on long-term performance goals. We have made progress with management of our other subsidiaries for similar arrangements, as well.”

Preliminary Unaudited Financial Results

For the 2010 first quarter, the Company anticipates $13 million in revenue and approximately $1 million in net income.

Revenue was driven primarily by our existing billboard and transit businesses. Revenue in the 2010 first quarter did not benefit from our announced billboard acquisition or new bus concession.

Net income was driven by continued profitability of our billboard and transit businesses, which was partially offset by losses from the Shanghai Jingli in-elevator business and corporate overhead costs.

As of March 31, 2010, the Company had approximately $22 million in cash and cash equivalents, and approximately 20.7 million basic common shares outstanding. During the first quarter, cash of approximately $4 million was utilized as part of the previously announced share and warrant buyback program.

For comparative purposes, the Company intends to release 2009 quarter by quarter results in its Annual Report on Form 10-K.

Speaking about the preliminary financial results, Wilfred Chow, Chief Financial Officer said, “The Company was able to deliver positive net income during the 2010 first quarter in spite of the usual seasonality in the industry where the first quarter is traditionally the slowest quarter of the year. Net income was achieved through tighter cost controls, the Shanghai Jingli elevator business operating at a lower loss when compared with last year and no significant financial write-offs in the first quarter of 2010.

Paul Conway continued, “Our business was profitable in the 2010 first quarter, however, there were two primary items that adversely affected the revenue performance of the overall company. The Company’s Shanghai Jingli in-elevator business experienced a bottoming-out during the first quarter of 2010 due to the restructuring effort we implemented at the business and stricter credit procedures prior to accepting new clients. We believe the scalability of the in-elevator business remains an attractive growth prospect and expect the business to become profitable in the 2010 third quarter. Also, one of our subsidiaries had some delays in certain advertising campaigns which resulted in the recognition of these revenues in the 2010 second quarter.

“Our outdoor billboard and transit businesses remain solid, with our subsidiaries delivering approximately $3 million in net income in the first quarter, which excludes Shanghai Jingli and corporate expenses. We remain confident of the growth prospects of our businesses for the full year. Furthermore, during the course of the second quarter we have seen greater deployment of 2010 advertising budgets from our clients.

“With the anticipated business developments including new contracts, additional concessions and expected acquisition closings we remain confident in our ability to achieve revenue of approximately $85 million and net income of approximately $18 million for the full year 2010.”

Conference Call
The Company will host a conference call on Tuesday, May 25, 2010 at 8:30 AM U.S. Eastern Time to discuss preliminary first quarter 2010 results and provide an operational update. Listeners may access the call by dialing 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers.

The telephone replay will be available on the day of the call at 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers, Account: 3055; Conference ID: 351223, and continue to be available through Tuesday, June 1, 2010.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide a multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: that our estimates and projections for the first quarter and full year of 2010 are based on assumptions that may prove to be incorrect, including our assumptions regarding new contracts, additional concessions and expected acquisition closings, and our actual financial results for the first quarter and full year of 2010 may be materially different; that failure to file our 2009 Annual Report or Quarterly Report for the 2010 first quarter on time or to publish adequate financial information for the 2010 first quarter may result in the delisting of our securities from quotation on the NYSE Amex or a suspension in the trading of our common stock which would materially limit the liquidity or tradability of our common stock; our plan of compliance may not be accepted by NYSE Amex or that NYSE Amex may require revisions to the Company’s compliance plan that we may not be able to satisfy; that the Company may be unable to complete its review in time to file its Annual Report on Form 10-K of Form 10-Q for the 2010 first quarter within the required time period; that even if we file our Annual Report for the year ended December 31, 2009 or Quarterly Report for the 2010 first quarter within the required time period, we may be in violation of other NYSE Amex listing standards; whether the Company’s pending transactions will meet the Company’s expectations or provide additional revenue opportunities or profits, diversify our service suite or enhance our national presence; whether governmental approvals of pending acquisitions will be received on a timely basis or at all; whether the bus advertisement cooperation agreement will provide positive revenue in the second half of 2010 or at all; whether the multi-year agreements with our subsidiaries will provide the incentives intended towards long-term performance goals; whether the Company’s in-elevator business will achieve the results anticipated and become profitable in the third quarter of 2010 or at all; whether the Company will achieve the growth prospects anticipated by management for the remainder of the year; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In the U.S.: Ashley M. Ammon: (646) 277-1227